Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149940, 333-145537, 333-104136, 333-77016, 333-63638) of The Princeton Review, Inc. of our report dated October 6, 2008 relating to the financial statements of The Princeton Review of Orange County, Inc., which appears in the Current Report on Form 8-K of The Princeton Review, Inc. dated October 6, 2008.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 30, 2009